SCHEDULE 14C INFORMATION
               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement
|_| Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))
|_|   Definitive Information Statement


                          AMCO TRANSPORT HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required
|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:


      --------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:


      --------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


      --------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:


      --------------------------------------------------------------------------
(5)   Total fee paid:


      --------------------------------------------------------------------------
|_|   Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:


      --------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:


      --------------------------------------------------------------------------
(3)   Filing party:


      --------------------------------------------------------------------------
(4)   Date filed:


      --------------------------------------------------------------------------

                       SCHEDULE 14C INFORMATION STATEMENT
 (Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

                          AMCO TRANSPORT HOLDINGS, INC.
                          201 S. Lake Avenue, Suite 302
                               Pasadena, CA 91101

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of AMCO Transport Holdings, Inc., a Delaware corporation, to the holders of record at the close of business on the record date, January 10, 2006, of the company's outstanding common stock, $.00001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders of (i) a change of our corporate name from "AMCO Transport Holdings, Inc." to "Business Development Solutions, Inc." and (ii) a one-for-five reverse split (the "Reverse Split") of our outstanding common stock.

Our Board of Directors unanimously approved the change of our name to "Business Development Solutions, Inc." The name change to "Business Development Solutions, Inc." is necessary because we agreed contractually under a Stock Purchase Agreement, dated November 15, 2004, among us, Bestway Coach Express, Inc., our former controlling stockholder, and Shu Keung Chui to change our name to something other than AMCO Transport Holdings, Inc. Since we are a shell company and have no operations other than our search for a viable business combination candidate, we decided that we should come up with a generic new name and one that might not have to be changed again in the future following a business combination. Our board determined that the name "Business Development Solutions, Inc." will be suitable for this purpose.

Our board determined that the Reverse Split would be in our best interests because the Reverse Split will better position us to effectuate a merger with, or acquisition of, a viable business entity. While Management has, from time to time, engaged in discussions with potential acquisition candidates, no formal agreements have been entered into regarding any merger or acquisition.

Our company will,  when  permissible  following the expiration of the twenty-day
(20) period mandated by Rule 14c and the provisions of the General Corporation Law of the State of Delaware, file an amendment to our certificate of incorporation to effectuate the name change and the Reverse Split.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Delaware Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on January 10, 2006 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 9,550,750 shares of common stock issued and outstanding on January 10, 2006. We anticipate that this Information Statement will be mailed on or about February 6, 2006 to all shareholders of record as of the record date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders. We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company's executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, since January 1, 2005, being the commencement of the last fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.    any director or officer of the company;

2.    any proposed nominee for election as a director of the company; and

3.    any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose any action described herein.

Principal Shareholders And Security Ownership Of Management

The following table sets forth information regarding beneficial ownership of our common stock as of January 10, 2006, which is the record date, (i) by each person who is known by us to beneficially own more than 5% of our common stock;
(ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of AMCO Transport Holdings, Inc., 201 S. Lake Avenue, Suite 302, Pasadena, CA 91101.

   NAME AND ADDRESS                     AMOUNT AND NATURE             PERCENT
OF BENEFICIAL OWNER (1)              OF BENEFICIAL OWNER (2)          OF CLASS
-----------------------              -----------------------          --------

Shu Keung Chui                            6,900,000                    72.2%
President and
Chief Executive Officer

Kam Chung Tang                                    0                       *
Executive Vice President
and Chief Financial Officer

Stephen M. Siedow                           582,872                     6.1%
12373 E. Cornell Avenue
Aurora, Colorado  80014

All directors and executive               6,900,000                    72.2%
officers as a group (two persons)

--------------------

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the Commission, shares of common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group.

(2) Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable.

Name Change

On January 10, 2006, our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Certificate of Incorporation to change the name of our company from "AMCO Transport Holdings, Inc." to "Business Development Solutions, Inc."

The name change to "Business Development Solutions, Inc." is necessary because we agreed contractually under a Stock Purchase Agreement, dated November 15, 2004, among us, Bestway Coach Express, Inc., our former controlling stockholder, and Shu Keung Chui to change our name to something other than AMCO Transport Holdings, Inc. Since we are a shell company and have no operations other than our search for a viable business combination candidate, we decided that we should come up with a generic new name and one that might not have to be changed again in the future following a business combination. Our board determined that the name "Business Development Solutions, Inc." will be suitable for this purpose.

Shareholder approval for the change of name was obtained by written consent of Shu Keung Chui, our President and CEO, and the Chairman of our board, who is also the owner of 6,900,000 shares of our common stock constituting 72.2% of our outstanding common stock on the record date. The change of name will not become effective until at least twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Delaware Secretary of State.

Reverse Split

Our Directors approved an amendment to our Certificate of Incorporation to effect a one-for-five reverse split of the outstanding shares of our common stock. Our common stock has not actively traded for several years. As a result, no established market for the common stock has existed for several years. During that period, we have, from time to time, engaged in discussions with potential acquisition or reverse merger candidates. In many instances, concerns were raised over the number of common shares issued and outstanding and the potential impact on the future price of our common stock should we successfully effectuate an acquisition or a reverse merger. The Board of Directors determined that a one-for-five reverse split would eliminate any objections which might be raised in future discussion and still avoid the loss of a significant number of our shareholders. A copy of the amended Certificate of Incorporation, substantially in the form it will be filed with the Delaware Secretary of State, is attached hereto as Appendix A.

The reverse split will become effective upon filing of the amended Certificate of Incorporation with the Delaware Secretary of State.

Each share of common stock outstanding at the effective date of the reverse split will automatically become one fifth of a share of common stock. The table below sets forth, as of the record date, the following information both before and after the proposed reverse split:

      o     the number of issued and outstanding shares of common stock;

      o     the number of shares of common stock reserved for issuance;

      o the number of authorized but unissued and unreserved shares of common stock.

                                         PRE-REVERSE SPLIT    POST-REVERSE SPLIT
                                         -----------------    ------------------

Number of issued and outstanding
  shares of common stock                      9,550,750             1,910,150

Number of shares of common
  stock reserved for issuance                         0                     0

Number of authorized but unissued and
  unreserved shares of common stock         500,000,000           500,000,000


Principal Effects of the Reverse Split

The principal effects of the Reverse Split will be as follows:

Based upon the 9,550,750 shares of common stock outstanding on the record date, the Reverse Split would decrease the outstanding shares of Common Stock by 80%, or to approximately 1,910,150 shares of common stock issued and outstanding.

We will obtain a new CUSIP number for the common stock at the time of the reverse split. Following the effectiveness of the reverse split, every five shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

Purposes of the Reverse Stock Split

The reverse split will decrease the number of shares of common stock outstanding, make us more attractive to a potential merger or acquisition candidate and, should a market for the shares develop, presumably increase the per share market price for the common stock.

On the date of the reverse split, five (5) shares of common stock will automatically be combined and changed into one share of common stock. No additional action on our part or any shareholder will be required in order to affect the reverse split. Certificates that represent pre-Reverse Split shares will automatically, and without any action on the part of any person, represent one-fifth of such pre-Reverse Split shares following the effective date of the Reverse Split.

No fractional shares of post-reverse split common stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of post-split common stock, will, upon surrender of their certificates representing shares of pre-split common stock, receive, if they hold a fractional share equal to one-half or more, a full share of our common stock, and if they hold a fractional share equal to less than one-half of a share of our common stock, then that fractional share will be cancelled.

Federal Income Tax Consequences of the Reverse Split

The combination of five shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Shareholder approval for the Reverse Split was obtained by written consent of Shu Keung Chui, our President and CEO, and the Chairman of our board, who is also the owner of 6,900,000 shares of our common stock constituting 72.2% of our outstanding common stock on the record date. The Reverse Split will not become effective until at least twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Delaware Secretary of State.

Dissenters Rights

Under Delaware law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Certificate of Incorporation.

Available Information

Please read all the sections of the Information Statement carefully. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the public reference section of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, AMCO Transport Holdings, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

January 26, 2006

AMCO TRANSPORT HOLDINGS, INC.


By: /s/ Shu K. Chui
    -------------------------------------
    President and Chief Executive Officer

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMCO TRANSPORT HOLDINGS, INC.

        (Pursuant to Section 242 of the Delaware General Corporation Law)

            AMCO TRANSPORT HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: The name of the corporation is AMCO Transport Holdings, Inc. (the "Corporation").

            SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on April 18, 2002.

            THIRD: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and substituting the following in lieu thereof:

                        "FIRST:   The  name  of  the   corporation  is  Business
                  Development Solutions, Inc. (hereinafter referred to as the "Corporation")."

            FOURTH: The Certificate if Incorporation of the Corporation is hereby further amended by adding the following text as a new paragraph at the end of Article FOURTH:

                        "Effective as of ____________, 2006, each five shares of
                  the issued and outstanding Common Stock, $0.00001 par value, of the Corporation shall be reverse split into one (1) share of Common Stock of the Corporation. This reverse split shall affect only issued and outstanding shares. Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split shall receive, if they hold a fractional share equal to one-half or more, a full share of Common Stock, and if they hold a fractional share equal to less than one-half of a share of Common Stock, then that fractional share will be cancelled."

            FIFTH: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the joint written consent of all of the members of the Board of Directors of the Corporation and the holder of a majority of the Corporation's issued and outstanding common stock pursuant to Sections 141(f) and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this ____ day of __________, 2006.


                                             -----------------------------------
                                             Shu Keung Chui
                                             President and CEO


                                       2